SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) April 12, 1999



                             RED HOT CONCEPTS, INC.
             (Exact name of registrant as specified in its charter)



      DELAWARE                      33-86166                  52-1887105
(State of Organization)       (Commission File No.)        (IRS Employer
                                                         Identification Number)



                       6701 Democracy Boulevard, Suite 300
                               Bethesda, MD 20817
                    (Address of principal executive offices)


                                 (301) 493-4553
              (Registrant's telephone number, including area code)



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         Item 4.  Changes in Registrant's Certifying Accountants

                  On April 6, 1999, the Registrant selected Wayne Hickey, CPA, PC to serve as its new independent accountant and auditor and, accordingly, dismissed Moore Stephens, P.C on April 9, 1999. The decision to engage Wayne Hickey, CPA, PC and dismiss Moore Stephens, P.C. was approved by the Board of Directors of the Registrant. Prior to retaining Wayne Hickey, CPA, PC, the Registrant did not consult with Wayne Hickey, CPA, PC prior to April 6, 1999 regarding any reportable matter.

                  The reports of Moore Stephens, P.C. on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. The reports state, however, that the financial statements were prepared on the basis of the Company continuing as a "going concern," but that there was substantial doubt about the Company's ability to continue as a going concern. During the two most recent fiscal years and through April 6, 1999, there have been no disagreements with Moore Stephens, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Moore Stephens, P.C., would have caused them to make reference thereto in their report on the financials statements for such years.

                  The Registrant has provided Moore Stephens, P.C. with a copy of this disclosure and requested that Moore Stephens, P.C. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The Registrant will file an amended 8-K with the aforementioned letter upon receipt from Moore Stephens, P.C.

                                   SIGNATURES



                  Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Red Hot Concepts, Inc.



                                   By: /s/Colin Halpern
                                       Colin Halpern
                                       President

                                   Date: April 12, 1999